UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
EXPRESS-1 EXPEDITED SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3399 Lakeshore Drive, Suite 225, Saint Joseph, Michigan, 49085
(Address of principal executive offices — zip code)
(269) 429-9761

(Registrant’s telephone number, including area code)
Not applicable

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.03	Creation of a Direct Financial Obligation
On March 31, 2010, the Company and its wholly owned subsidiaries entered into an Amendment to Revolving and Term Loan Agreement with PNC Bank, successor to National City Bank. Under the amendment, PNC Bank extended the Company a $5,000,000 36 month term note with an initial interest rate of LIBOR plus 225 basis points and a $10,000,000 receivables based commercial revolving note with an initial interest rate of LIBOR plus 200 basis points. To secure the obligations of the Company under the notes, PNC Bank received guaranties from each of the Company’s subsidiaries and a blanket security interest in all assets of the Company and its subsidiaries.
The foregoing description of the loan facility is qualified in its entirety by the terms of the loan facility attached hereto as Exhibits 99.2, 99.3 and 99.4.

ITEM 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 2, 2010, Express -1 Expedited Solutions, Inc. issued a press release reporting the resignation of its Chief Financial Officer, David Yoder. The departure is not related to any disagreements with management or the board of directors of the company. A copy of the release is furnished as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated April 2, 2010.

99.2	Amendment to Revolving and Term Loan Agreement

99.3	$5,000,000 36 Month Term Note

99.4	$10,000,000 Revolving Note

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 5, 2010	Express-1 Expedited Solutions, Inc.
	By:	/s/ Mike Welch
Mike Welch
Chief Executive Officer